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                                                                     EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                           ALLEGRO MICROSYSTEMS, INC.

                             (ADOPTED JULY 5, 2007)

                                    ARTICLE I

                                     OFFICES

     The corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the State of Delaware.

                                   ARTICLE II

                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETING.

     (a) An annual meeting of the stockholders shall be held on such date and at such time in each calendar year as the Board of Directors may, in its discretion, determine, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

     (b) Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Corporation, delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year's annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for

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conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's records, of the stockholder proposing such business,
(3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman of the Board or the Chief Executive Officer of the Corporation, by the Board of Directors or by the holders of not less than one-half of all the outstanding shares of the Corporation entitled to vote on the matter for which the meeting is called and by no other person. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. The business transacted at a special meeting of stockholders shall be limited solely to matters relating to the purpose or purposes stated in the notice of meeting.

     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be at the principal office of the Corporation.

     SECTION 4. NOTICE OF MEETING. Written notice stating the place, date, and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise provided by law, the Certificate of Incorporation or these By-laws, be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally, by mail, or, to the extent and in the manner permitted by applicable law, electronically, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 5. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders


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entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, for a meeting of stockholders or a determination of stockholders entitled to express consent to corporate action in writing without a meeting, not less than ten (10) days, immediately preceding such meeting or such action. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. A determination of stockholders entitled to vote at the meeting shall apply to any adjournment.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder, which list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to such meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation, and which list shall be subject to inspection by any stockholder, and to copying at the stockholder's expense. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote in person or by proxy at any meeting of stockholders.

     SECTION 7. QUORUM; ADJOURNMENT.

     (a) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders, provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, the Certificate of Incorporation or these By-laws. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been


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transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     (b) Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Sections 4 and 5 of this Article II.

     SECTION 8. PROXIES.

     (a) At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

     (b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

     (c) Any inspector or inspectors appointed pursuant to Article II, Section 9 of these By-laws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for


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which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

     SECTION 9. VOTING OF SHARES.

     (a) Each outstanding share, regardless of class, shall be entitled to one vote by the holder thereof in each matter submitted to a vote at a meeting of stockholders and in respect of which such stockholder has voting power.

     (b) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 9(c) of this Article II of these By-laws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or by proxy at such meeting. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in the election of directors. Each other question shall, unless otherwise provided by law, the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

     (c) If the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders, the Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an "Inspector," and collectively the "Inspectors") to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more other persons to act as Inspectors. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

     The Inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.


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     In determining the validity and counting of proxies and ballots, the
Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in Sections 9(b) and 10 of this Article II, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to the second paragraph of this Section 9(b), shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 11. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if (a) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, and (b) all appropriate notices required by the General Corporate Law of the State of Delaware and/or the Securities Exchange Act of 1934 are provided to those stockholders who do not consent in writing to such action.


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                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or performed by the stockholders.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than five (5) and not more than nine (9). Within such limits, the number of directors shall be fixed by and may be changed from time to time by the stockholders or the board of directors. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier removal, resignation, death or incapacity. An election of all directors by the stockholders shall be held at each annual meeting of the stockholders. A director need not be a resident of Delaware or a stockholder of the Corporation.

     SECTION 3. ELECTION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Any nomination by a stockholder must be made by written notice to the Secretary delivered or mailed to and received at the principal executive offices of the Corporation: (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year's annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which the first public disclosure of the date of the special meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above. A stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person (for the purposes of the regulations under Sections 13 and 14 of the U.S. Securities Exchange Act of 1934, as amended), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the U.S. Securities Exchange Act of 1934, as amended, had the nominee been nominated by the


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Board of Directors, and (5) such person's written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving notice: (1) the name and address, as they appear on the Corporation's records, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder (determined as provided in clause (x)(3) above), (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting at which a stockholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this paragraph (b), and, in such event, the defective nomination shall be disregarded.

     SECTION 4. REGULAR MEETINGS. A regular meeting of the board of directors shall be held, without other notice than this By-law, immediately after the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the Chairman of the Board, or the Chief Executive Officer or the Secretary of the Corporation or by a majority of the Board of Directors. The purpose or purposes of a special meeting need not be stated in the notice. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the board of directors called by them.

     SECTION 6. NOTICE. Notice of any special meeting shall be given at least five (5) days previous thereto by written notice to each director at his business address.

     SECTION 7. QUORUM. A majority of the board of directors shall constitute a quorum for transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting


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at which the adjournment is taken. At the adjourned meeting, the Board of
Directors may transact any business which might have been transacted at the original meeting.

     SECTION 8. MANNER OF ACTING; ORGANIZATION; PLACE OF MEETINGS. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of each such meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 9. RECORDS. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

     SECTION 10. RELIANCE UPON RECORDS. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

     SECTION 11. VACANCIES. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office although less than a quorum, or by a plurality of the votes cast in the election of directors at a meeting of stockholders, and each director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier removal, resignation, death or incapacity.

     SECTION 12. REMOVAL OR RESIGNATION.

     (a) Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of


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Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     SECTION 13. ACTION BY WRITTEN CONSENT OF DIRECTORS. Any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing (which may be in counterparts) or by electronic transmission, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

     The consent shall be evidenced by one or more written or electronic transmission approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the Secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

     SECTION 14. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors on such basis as is determined by the Board of Directors, and to authorize reimbursement of directors for expenses, if any, of attendance at each meeting of the board of directors or of a committee. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement of expenses for such services.

     SECTION 15. INTERESTED DIRECTORS. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

     SECTION 16. ATTENDANCE BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. FORMATION OF COMMITTEES. The Board of Directors may create one or more committees, including, without limitation, audit, compensation and nominating committees, as it may determine and appoint members of the Board of Directors to


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

serve on the committee or committees. Each committee shall have two or more members who shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     SECTION 2. POWERS OF COMMITTEES. Any such committee, to the extent permitted by law and provided in these By-laws, in the resolution of the Board of Directors designating such committee or in the charter of such committee, or an amendment to such resolution or charter, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

     SECTION 3. QUORUM; COMMITTEE ACTIONS. Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. Subject to action of the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required for meetings.

     SECTION 4. COMMITTEE RULES. Unless the Board of Directors otherwise provides or as otherwise specified in the charter of such committee, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.

     SECTION 5. COMPENSATION OF COMMITTEE MEMBERS. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of expenses for such other services.

                                    ARTICLE V

                                     NOTICES

     SECTION 1. FORM AND DELIVERY. Whenever a provision of any law, the Certificate of Incorporation, or these By-laws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid. Notices shall be deemed to be given when they are deposited in the United States mail. Notice to a director may also be given personally or by electronic transmission sent to his address as it appears on the records of the Corporation.


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

     SECTION 2. WAIVER. Whenever any notice is required to be given under the provisions of the Certificate of Incorporation, these By-laws or under applicable law, a waiver thereof in writing or by electronic transmission, signed or, in the case of an electronic transmission, authorized, by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects at the beginning of the meeting to the holding of the meeting because proper notice was not given. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

                                   ARTICLE VI

                                    OFFICERS

     SECTION 1. NUMBER; AUTHORITY. The officers of the Corporation shall be chosen by the Board of Directors and shall at a minimum include a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, one or more vice presidents, a treasurer, one or more assistant secretaries or assistant treasurers and such other officers and agents as it shall deem appropriate. Any two or more offices may be held by the same person. The Board of Directors may appoint, or empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board of Directors may from time to time determine.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors, or at such other time as the Board of Directors shall deem appropriate. Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier resignation or removal.

     SECTION 3. RESIGNATION; REMOVAL; VACANCIES. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

     SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors at which he is present. Except as otherwise expressly delegated by the Board of Directors or by these By-laws to other officers or agents of the corporation, the Chairman of the Board may execute, file, certify or acknowledge, any documents, instruments, agreements, certificates, or reports, required or permitted to be executed, filed, certified, or acknowledged by the president. The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by the By-laws or by resolutions of the Board of Directors.


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

     SECTION 5. PRESIDENT. Unless the Board of Directors shall designate another person as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. Subject to the direction and control of the Board of Directors, he or she shall be in charge of the business of the Corporation; shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these By-laws, the President may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed. He or she may vote all securities which the Corporation is entitled to vote except to the extent such authority shall be vested in a different officer or agent of the Corporation by the board of directors.

     SECTION 6. VICE PRESIDENTS. The Vice President (or in the event there be more than one Vice President, each of the vice presidents) shall assist the President in the discharge of his or her duties as the President may direct and shall perform such other duties as from time to time may be assigned by the President or the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, the Vice President (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

     SECTION 7. TREASURER. The Treasurer shall be the principal accounting and financial officer of the Corporation. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

     SECTION 8. SECRETARY. The Secretary shall: (a) record the minutes of meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) sign with the President, or a Vice President, or any other officer authorized by the board of directors, certificates for shares of the Corporation, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed; (e) have authority to certify the By-laws, resolutions of the stockholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof; and
(f) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

     SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer or the Board of Directors. The assistant secretaries may sign with the President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, except when a different mode of execution is expressly prescribed by the board of directors or these By-laws.

     SECTION 10. COMPENSATION. Compensation of the officers shall be fixed from time to time by the Board of Directors.

                                   ARTICLE VII

                                 INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other entity, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action or proceeding.

                                  ARTICLE VIII

                AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

     SECTION 1. AFFILIATED TRANSACTIONS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

     (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or


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

     (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders.

     SECTION 2. DETERMINING QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

                                   ARTICLE IX

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof.

     SECTION 3. NEW CERTIFICATES; LOST CERTIFICATES. Except as provided in this
Section 3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.


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

                                    ARTICLE X

                               GENERAL PROVISIONS

     SECTION 1. DISTIBRUTIONS. The Board of Directors of the corporation may authorize, and the Corporation may make, dividends and distributions to its stockholders subject to any restrictions in the Certificate of Incorporation or as provided by law.

     SECTION 2. RESERVES. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

     SECTION 3. FISCAL YEAR. Unless the Board of Directors shall determine otherwise, the fiscal year of the Corporation shall be the 52 or 53 week period ending on the last Friday of March.

     SECTION 4. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE XI

                                   AMENDMENTS

     These By-laws of the Corporation may be altered, amended or repealed by the stockholders or the Board of Directors, provided that notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting; provided, however, that, in the case of amendments by the Board of Directors, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of a majority of the members of the Board of Directors shall be required to alter, amend or repeal any provision of these By-laws.


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